EXHIBIT 4(c)
[graphics of 4 bold lines]
GOLDEN                                            DEFERRED VARIABLE
AMERICAN                                          ANNUITY CONTRACT
LIFE INSURANCE
COMPANY

Golden American is a stock company domiciled in Wilmington, Delaware.
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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC						           |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                          Certificate Number	   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D    123456				   |
|----------------------------------------------------------------------|

This is a legal contract between its owner and us. Please read it carefully. In this contract you or your refers to the owner shown above. We, our or us refers to Golden American Life Insurance Company. You may allocate this contract's accumulation value among the separate account divisions shown on page 3B and the general account divisions shown on page 3C.

If this contract is in force, we will make income payments to the annuitant starting on the annuity commencement date. If the annuitant (when there is no contingent annuitant) or owner dies prior to the annuity commencement date, we will pay a death benefit to the beneficiary. The amount of such benefits are subject to the terms of this contract.

All payments and values, when based on the investment experience of a separate account, may increase or decrease, depending on the contract's investment results.

Right to Examine this Contract

If, for any reason, you are not satisfied with this contract, you may return it to us with a written request for cancellation before the end of the free look period. This period ends ten days after the date you receive the contract. Mail or deliver this contract and your request to our Customer Service Center. If returned, this contract will be voided as of the date we receive your contract and request. We will return to you this contract's accumulation value plus any charges we deducted.



Customer Service Center
P.O. Box 2700
West Chester, PA  19380-2700


          President:                    Secretary:




Deferred Variable Annuity Contract - No Dividends
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Variable cash surrender values while the annuitant and owner are living and prior to the annuity commencement date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial withdrawal option. Non-participating. Investment results reflected in values.

                          Contract Contents

Specification Pages                Your Contract Benefits     10

Payment and Investment
Information              3A        Cash Value Benefit
The Separate Accounts    3B        Partial Withdrawal Option
The General Account      3C        Proceeds Payable to the
Beneficiary
Contract Facts           3D
Charges and Fees         3E
Income Plan Factors      3F        Choosing an Income Plan    12

Introduction to this
Contract                 4         Annuity Benefits
                                   Annuity Commencement Date
                                     Selection
The Contract                       Frequency Selection
The Owner                          The Income Plan
The Annuitant                      The Annuity Options
The Beneficiary                    Payments When Named Person Dies
Change of Owner or Beneficiary
                                   Other Important Information   14
Premium Payments and Allocation
  Changes                5
                                   Sending Notice to Us
Initial Premium Payment            Reports to Owner
Additional Premium Payment Option  Assignment - Using this Contract as Collateral Security
Your Right to Change Allocation of
    Accumulation Value             Changing this Contract
What Happens if a Separate Account
  Division is Not Available        Contract Changes - Applicable Tax
                                     Law
                                   Misstatement of Age or Sex
                                   Non-Participating
How We Measure the Contract's      Payments We may Defer
    Accumulation Value   6         Authority to Make Agreements
                                   Required Note on Our Computations
The Separate Accounts
The General Account
Valuation Period
Accumulation Value
Accumulation Value in each Division
Measurement of Investment Experience
Charges Deducted from Accumulation Value on each Contract Processing Date

A copy of the application and any additional riders and endorsements are at the back of this contract.

Specification Pages

The Specification Pages (pages 3A to 3F) give specific facts about this contract and its coverage.  Please refer to them while reading this contract.
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
                 Payment And Investment Information
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|----------------------------------------------------------------------|
|Annuitant              Owner										   |
|THOMAS J. DOE          JOHN Q. PUBLIC								   |
|----------------------------------------------------------------------|
|Annuitant's Issue Age  Annuitant's Sex       Owner's Issue Age		   |
|35                     MALE                  55					   |
|----------------------------------------------------------------------|
|Initial Premium        Annuity Option        Annuity Commencement Date|
|                       LIFE 10 YEAR								   |
|$100,000               CERTAIN               JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Certificate Date       Certificate Issue Date  Certificate Number 	   |
|JANUARY 1, 1993        JANUARY 1, 1993         123456				   |
|----------------------------------------------------------------------|
|Separate Account(s)												   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D							   |
|----------------------------------------------------------------------|

Initial Investment

Initial premium payment received:  $100,000

As requested in the application, your accumulation value has been invested as follows:

                   Percentage of
     Division                 Accumulation Value

     Multiple Allocation            10%
     Fully Managed                  10%
     Capital Appreciation           10%
     Rising Dividends               10%
     All-Growth                     10%
     Real Estate                    10%
     Natural Resources              10%
     Emerging Markets               10%
     The Managed Global Account     10%
     Limited Maturity Bond           5%
     Liquid Asset                    5%
                                   ---
     Total                         100%

Additional Premium Payment Information

We will accept additional premium payments until either the annuitant or the owner reaches the attained age of 85. The minimum additional payment which may be made is $500.

Accumulation Value Allocation Rules

The maximum number of divisions in which you may be invested at any one time is eleven. You are allowed five allocation changes per contract year without charge. We will impose a charge for each additional allocation change in excess of five. The excess allocation charge is shown on page 3E.

Allocation Changes by Telephone

You may request allocation changes by telephone during our telephone request business hours. You may call our Customer Service Center at 1-800-366-0066 to make allocation changes by using the personal identification number you will receive. You may also mail any notice or request for allocation changes to our Customer Service Center at the address shown on the cover page.
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

                            The Schedule
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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

Divisions Investing in Shares of a Mutual Fund

Separate Account B (the "Account") is a unit investment trust separate account, organized in and governed by the laws of the State of Delaware, our state of domicile. The Account is divided into divisions.

Each division listed below invests in shares of the mutual fund portfolio (the "Series") designated. Each portfolio is a part of The GCG Trust (the "Trust") managed by Directed Services, Inc.


ALL-GROWTH     ALL-GROWTH SERIES
DIVISION       Portfolio Manager - Pilgrim Baxter & Associates, Ltd.

CAPITAL        CAPITAL APPRECIATION SERIES
APPRECATION    Portfolio Manager - INVESCO (NY), Inc
DIVISION

DEVELOPING     DEVELOPING WORLD SERIES
WORLD DIVISION Portfolio Manager - Baring International Investment
               Limited

GROWTH         GROWTH OPPORTUNITIES SERIES
OPPORTUNITIES  Portfolio Manager - Montgomery Asset Management, LLC
DIVISION

FULLY          FULLY MANAGED SERIES
MANAGED        Portfolio Manager - T. Rowe Price Associates, Inc.
DIVISION

MULTIPLE       MULTIPLE ALLOCATION SERIES
ALLOCATION     Portfolio Manager - Zweig Advisors Inc
DIVISION

RISING         RISING DIVIDENDS SERIES
DIVIDENDS      Portfolio Manager - Kayne Anderson Investment
DIVISION       Management, LLC


STRATEGIC      STRATEGIC EQUITY SERIES
EQUITY         Portfolio Manager - Zweig Advisors Inc
DIVISION

VALUE          VALUE EQUITY SERIES
EQUITY         Portfolio Manager - Eagle Asset Management, Inc.
DIVISION

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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

EMERGING       EMERGING MARKETS SERIES
MARKETS        Portfolio Manager - J. P. Morgan Investment
DIVISION       Management Inc.

GLOBAL         GLOBAL FIXED INCOME PORTFOLIO
FIXED          Portfolio Manager - Baring Investment Limited
INCOME         International
DIVISION

GROWTH AND     GROWTH AND INCOME PORTFOLIO
INCOME         Portfolio Manager - Robertson, Stephens & Company
DIVISION       Investment Management, L.P.

HARD           HARD ASSETS SERIES
ASSETS         Portfolio Manager - Van Eck Associates Corporation
DIVISION

LIMITED        LIMITED MATURITY BOND SERIES
MATURITY       Portfolio Manager - ING Investment Management, LLC
BOND
DIVISION

LIQUID         LIQUID ASSET SERIES
ASSET          Portfolio Manager - ING Investment Management, LLC
DIVISION

MANAGED        MANAGED GLOBAL SERIES
GLOBAL         Portfolio Manager - Putnam Investment Management,
DIVISION       Inc.

MID-CAP        MID-CAP GROWTH SERIES
GROWTH         Portfolio Manager - Massachusetts Financial Services
DIVISION       Co.

REAL           REAL ESTATE SERIES
ESTATE         Portfolio Manager - EII Realty Securities, Inc.
DIVISION

RESEARCH       RESEARCH PORTFOLIO
DIVISION       Portfolio Manager - Massachusetts Financial Services
               Company

SMALL          SMALL CAP SERIES
CAP            Portfolio Manager - Fred Alger Management, Inc.
DIVISION

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


                      The Schedule (continued)
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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

TOTAL          TOTAL RETURN PORTFOLIO
RETURN         Portfolio Manager - Massachusetts Financial Services
DIVISION       Company

VALUE +        VALUE + GROWTH PORTFOLIO
GROWTH         Portfolio Manager - Robertson, Stephens & Company
DIVISION       Investment Management, L.P.

NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THE CONTRACT AND THE GCG TRUST FOR MORE DETAILS.

Each Division below invests in shares of the mutual fund portfolio (the "Portfolio") designated. Each portfolio is a part of the PIMCO Trust managed by Pacific Investment Management Company ("PIMCO")

HIGH YIELD     HIGH YIELD BOND PORTFOLIO
BOND           Portfolio Manager - PIMCO.
DIVISION

STOCKSPLUS     STOCKSPLUS GROWTH AND INCOME PORTFOLIO
GROWTH AND     Portfolio Manager - PIMCO
INCOME DIVISION

                            Contract Facts
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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

Contract Processing Dates
The contract processing dates are the days when we deduct charges from the accumulation value. The contract processing date for your contract is April 1 of each year.

Contract Processing Periods
The period between successive contract processing dates unless it is the first contract processing period. In that case, it is the period from the contract date to the first contract processing date.

Specially Designated Division
When a distribution is made from an investment portfolio underlying a separate account division or from a division of a managed separate account in which reinvestment is not available, we will allocate the amount of the distribution to the Liquid Asset Division unless you specify otherwise.

Partial Withdrawal Information

Conventional Partial Withdrawals
Minimum Withdrawal Amount:    $1,000
Maximum Withdrawal Percentage Factor:   15% of accumulation value as
of the date of the withdrawal.

We will collect a surrender charge for excess partial withdrawals. See Deferred Contract Loading shown in the Schedule. In no event may a partial withdrawal be greater than 90% of the cash surrender value.

Systematic Partial Withdrawals
Systematic partial withdrawals may be elected to commence after 28 days from the contract issue date. Systematic partial withdrawals may be taken on a monthly or quarterly basis, as long as the minimum
of $100 is met.     Maximum Percentage: 1.25% Monthly or 3.75%
Quarterly

We will collect a surrender charge for excess partial withdrawals. See Deferred Contract Loading shown in the Schedule.

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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

Guaranteed Death Benefit Interest Rate

The death benefit proceeds are adjusted at a rate of 7% compounded annually, except that with respect to amounts in the Liquid Asset Division, the interest rate applied to such amounts will be the net rate of return for the Liquid Asset Division during the current valuation period, if it is less than 7%.

Maximum Guaranteed Death Benefit

This amount is equal to the sum of the premiums paid multiplied by two minus the sum of any partial withdrawals taken.

Attained Age

The issue age of the annuitant plus the number of full years elapsed since the contract date.

Required Date of Annuity Commencement

The required date of annuity commencement is the same date as the contract processing date in the month following the annuitant's 90th birthday.

Minimum Annuity Income Payment

The minimum monthly annuity income payment that we will make is $20.

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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

Deductions from Premiums

None.

Deductions from Accumulation Value

Initial Administrative Charge
None.

Administrative Charge
None.

Excess Allocation Charge
If you make more than five allocation changes during a contract year, we will impose a $25 charge at the time each additional allocation is processed. The charge, unless you specify otherwise, will be deducted in proportion to the amount being transferred from each division.

Partial Withdrawal Charge
If you take more than one conventional partial withdrawal during a contract year, we impose a charge of the lesser of $25 and 2.0% of the amount withdrawn at the time each additional conventional partial withdrawal is processed. The charge, unless you specify otherwise, will be deducted in proportion to the amount being withdrawn from each division.

Guaranteed Death Benefit Charge
Not applicable.

Deferred Charges Against the Accumulation Value

Recovery of Deferred Contract Loading
We deduct annually 0.65% of your premium as a distribution fee for sales expenses. This charge is incurred at the beginning of each processing period and is deducted at the end of each processing period over a ten year period from the date we receive and accept each premium.

If you surrender your contract, we deduct the amount of any distribution fee incurred but not yet deducted.

An excess partial withdrawal will cause imposition of a surrender charge and result in the reduction in the surrender charge still applicable.

Contingent Deferred Sales Charge
None.

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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

Premium Taxes
We deduct from the accumulation value the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred. We reserve the right to change the amount we charge for premium tax charges on future premium payments to conform with changes in the law or if the annuitant changes state of residence.

Optional Benefit Riders, if any

None.

Deductions from the Divisions

Mortality and Expense Risk Charge
We deduct 0.003446% of the assets in each division of the separate account on a daily basis (equivalent to an annual rate of 1.25%) for mortality and expense risks.

Asset Based Administrative Charge
We deduct 0.000276% of the assets in each division of the separate account on a daily basis (equivalent to an annual rate of 0.10%) to compensate us for a portion of our administrative expenses.

Charge Deduction Division

All charges against the accumulation value in this contract will be deducted from the Liquid Asset Division.

                         Income Plan Factor
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|----------------------------------------------------------------------|
|Annuitant               Owner									       |
|THOMAS J. DOE           JOHN Q. PUBLIC							       |
|----------------------------------------------------------------------|
|Initial Premium         Annuity Option       Annuity Commencement Date|
|$100,000                LIFE 10 YEAR CERTAIN JANUARY 1, 2003		   |
|----------------------------------------------------------------------|
|Separate Account(s)                                                   |
|SEPARATE ACCOUNT B AND SEPARATE ACCOUNT D        			           |
|----------------------------------------------------------------------|

Values for other payment periods, ages, or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied.

Table for Income for a Fixed Period

  Fixed Period  Monthly  Fixed Period Monthly Fixed Period  Monthly
  of Years      Income   of Years     Income  of Years      Income
------------    -------  ------------ ------- ------------  -------
     1          $84.68      11          $8.88     21         $5.33
     2           42.96      12           8.26     22          5.16
     3           29.06      13           7.73     23          5.00
     4           22.12      14           7.28     24          4.85
     5           17.95      15           6.89     25          4.72
     6           15.18      16           6.54     26          4.60
     7           13.20      17           6.24     27          4.49
     8           11.71      18           5.98     28          4.38
     9           10.56      19           5.74     29          4.28
   10             9.64      20           5.53     30          4.19

Table for Income for Life

      Male/Female        Male/Female         Male/Female
 Age  10 Years Certain   20 Years Certain    Refund Certain
----  ----------------   ----------------    --------------

 50        $4.93/4.52    $4.68/4.40          $4.74/ 4.42
 55         5.45/4.96     4.99/4.72           5.16/ 4.79
 60         6.11/5.52     5.30/5.07           5.75/ 5.29
 65         6.91/6.26     5.54/5.40           6.52/ 5.97
 70         7.79/7.18     5.68/5.62           7.33/ 6.74
 75         8.61/8.18     5.75/5.73           8.61/ 7.90
 80         9.24/9.01     5.77/5.76          10.43/ 9.50
 85 & Over  9.62/9.52     5.77/5.77          12.16/10.98

                    Introduction to this Contract
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The Contract

This is a legal contract between you and us. We provide benefits as stated in this contract. In return, you supply us with a completed application and the initial premium payment required to put this contract in effect.

This contract, together with the attached copy of the initial application and any riders or endorsements, constitutes the entire contract. Riders and endorsements add provisions or change the terms of the basic contract.

The Owner

You are the owner of this contract. You are also the annuitant unless another annuitant has been named in the application and is shown on page 3A. You have the rights and options described in this contract.

One or more people may own this contract. In the case of a sole owner who dies prior to the annuity commencement date, we will pay the beneficiary the death benefit then due. The sole owner's estate will be the beneficiary if no beneficiary designation is in effect, or if the designated beneficiary has predeceased the owner. In the case of a joint owner of the contract dying prior to the annuity commencement date, we will designate the surviving owner(s) as the beneficiary(ies).

The Annuitant

The annuitant will receive the annuity benefits of this contract if living on the annuity commencement date. You may name a contingent annuitant. The annuitant may not be changed at any time.

If the annuitant dies before the annuity commencement date, the contingent annuitant becomes the annuitant. If there is no contingent annuitant when the annuitant dies, the beneficiary will be as provided in the beneficiary designation then in effect. If no beneficiary designation is in effect, or if there is no designated beneficiary living, the owner will be the beneficiary. If the annuitant is the sole owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

The Beneficiary

The beneficiary is the person to whom we pay death proceeds if the annuitant or owner dies prior to the annuity commencement date. See Death Benefit Proceeds for more information. We pay death proceeds to the primary beneficiary. If the primary beneficiary dies before the annuitant, the death proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death proceeds to the owner (if other than the annuitant). If the owner was the annuitant, we pay any death proceeds to the annuitant's estate.

One or more persons may be named as primary beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving beneficiaries. You can specify other than equal shares.

You have the right to change beneficiaries, unless you designate the primary beneficiary irrevocable. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary must act together to exercise the rights and options under this contract.

Change of Owner or Beneficiary

During the annuitant's lifetime and while this contract is in effect you can transfer ownership of this contract or change the beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center.

               Premium Payments and Allocation Changes
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Initial Premium Payment

The initial premium payment is required to put this contract in effect. The amount of the initial premium payment is shown on page 3A.

Additional Premium Payment Option

You may make additional premium payments under this contract after the end of the free look period. Restrictions on additional premium payments, such as the attained age of the annuitant or owner and the timing and amount of each payment, are shown on page 3A. We reserve the right to defer acceptance of or to return any additional premium payments.

As of the date we receive and accept your additional premium payment:

(1) The accumulation value will increase by the amount of the premium payment less any premium deductions as shown on page 3E.
(2) The increase in the accumulation value will be allocated among the separate and general account divisions in accordance with your instructions. If you do not provide such instructions, allocation will be among the separate and general account divisions in proportion to the amount of accumulation value in each division as of the date we receive and accept your additional premium payment. Some general account divisions may have restrictions on allocations. See page 3C.
(3) Any deferred contract loading will increase. Such increase will be recovered in level installments from this contract's accumulation value. See page 3E for details.

Where to Make Payments
Remit the premium payments to our Customer Service Center at the address shown on the cover page. On request we will give you a receipt signed by our treasurer.

Your Right to Change Allocation of Accumulation Value

You may change the allocation of the accumulation value among the divisions after the end of the free look period. The number of free allocation changes each year that we will allow is shown on page 3A. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. Some general account divisions may have restrictions on reallocations. See page 3C.

What Happens if a Separate Account Division is Not Available

When a distribution is made from an investment portfolio supporting a unit investment trust separate account division or from a division of a managed separate account in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown on page 3D unless you specify otherwise.

Such a distribution may occur when an investment portfolio or division matures, when distribution from a portfolio or division cannot be reinvested in the portfolio or division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice to you 30 days in advance of such date. To elect an allocation to other than the Specially Designated Division shown on page 3D, you must provide satisfactory notice to us at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the accumulation value for purposes of the number of free allocations permitted.

          How We Measure the Contract's Accumulation Value
--------------------------------------------------------------------
The variable annuity benefits under this contract are provided through investments which may be made in our separate and general accounts.

The Separate Accounts

These accounts, which are designated on page 3B, are kept separate from our general account and any other separate accounts we may have. They are used to support variable annuity contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the separate accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our general account assets which exceed the reserves and other liabilities of the separate accounts. Income and realized and unrealized gains or losses from assets in these separate accounts are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

One type of separate account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this contract's purposes. This separate account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. This separate account is also governed by state laws as designated on page 3B.

Another type of separate account will invest directly in portfolio securities deemed appropriate by the investment adviser or the committee managing a separate account. This separate account is treated as an open end, diversified management investment company under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940. This separate account is also governed by state laws as designated on page 3B.

Separate Account Divisions
A unit investment trust separate account includes divisions, each investing in a designated investment portfolio. The divisions and the investment portfolios in which they invest, if applicable, are specified on page 3B. Some of the portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

A managed separate account includes divisions, each investing directly in portfolios of securities designed to meet the objectives of the division. The divisions, if applicable, and their objectives are specified on page 3B. Some of the divisions designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

Changes Within the Separate Accounts
We may, from time to time, make additional separate account divisions available to you. These divisions will invest in investment portfolios we find suitable for this contract. We also have the right to eliminate divisions from a separate account, to combine two or more divisions or to substitute a new portfolio for the portfolio in which a division invests. A substitution may become necessary if, in our judgment, a portfolio or division no longer suits the purposes of this contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or division is no longer available for investment, or for some other reason. We will get prior approval from the insurance department of our state of domicile before making such a substitution. This approval process is on file with the insurance department of the jurisdiction in which this contract is delivered. We will also get any required approval from the SEC and any other required approvals before making such a substitution.

Subject to any required regulatory approvals, we reserve the right to transfer assets of the separate account, which we determine to be associated with the class of contracts to which this contract belongs, to another separate account or division.

How We Measure the Contract's Accumulation Value (continued)
When permitted by law, we reserve the right to:
(1) deregister a separate account under the Investment Company Act of 1940;

(2) operate a separate account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
(3) operate a separate account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed separate account;
(4) restrict or eliminate any voting rights of owners, or other persons who have voting rights as to a separate account; and,
(5)  combine a separate account with other separate accounts.

The General Account

The general account contains all assets of the company other than those in the separate accounts we establish. The general account divisions available for investment are shown on page 3C. We may, from time to time, offer other divisions where assets are held in our general account.

Valuation Period

Each division will be valued at the end of each valuation period on a valuation date. A valuation period is each business day together with any non-business days before it. A business day is any day the New York Stock Exchange (NYSE) is open for trading, or any day in which the SEC requires that mutual funds, unit investment trusts, or other investment portfolios be valued.

Accumulation Value

The accumulation value of this contract is the sum of the amounts in each of the separate and general account divisions. You select the separate and general account divisions to which to allocate the accumulation value. The maximum number of divisions to which the accumulation value may be allocated at any one time is shown on page 3A.

Accumulation Value in each Division

On the Contract Date
On the contract date, the accumulation value is allocated to each division as shown on page 3A.

On each Valuation Date
At the end of each subsequent valuation period, the amount of accumulation value in each division will be calculated as follows:
(1) We take the accumulation value in the division at the end of the preceding valuation period.
(2) We multiply (1) by the division's net rate of return for the current valuation period.
(3)  We add (1) and (2).
(4) We add to (3) any additional premium payments (less any premium deductions as shown on page 3E) allocated to the division during the current valuation period.
(5) We add or subtract allocations to or from that division during the current valuation period.
(6) We subtract from (5) any partial withdrawals which are allocated to the division during the current valuation period.

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    How We Measure the Contract's Accumulation Value (continued)
--------------------------------------------------------------------

(7)  We subtract from (6) the amounts allocated to that division for:
     (a) any charges due for optional benefit riders as shown on page 3E ;
     (b)  any contract fees as shown on page 3E; and
     (c)  any recovery of deferred contract loading as shown on page 3E.

All amounts in (7) are allocated to each division in the proportion that (6) bears to the accumulation value unless the Charge Deduction Division has been specified (See page 3E).

Measurement of Investment Experience

Index of Investment Experience
The investment experience of a separate account division is determined on each valuation date. We use an index to measure changes in each division's experience during a valuation period. We set the index at $10 when the first investments in a division are made. The index for a current valuation period equals the index for the preceding valuation period multiplied by the experience factor for the current valuation period.

How We Determine the Experience Factor
For divisions of a unit investment trust separate account the experience factor reflects the investment experience of the portfolio in which the division invests as well as the charges assessed against the division for a valuation period. The factor is calculated as follows:
(1) We take the net asset value of the portfolio in which the division invests at the end of the current valuation period.
(2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current valuation period. We subtract from that amount a charge for our taxes, if any.
(3) We divide (2) by the net asset value of the portfolio at the end of the preceding valuation period.
(4) We subtract the daily mortality and expense risk charge for each division shown on page 3E for each day in the valuation period. This charge is to cover expense and mortality risks that we are assuming.
(5) For certain divisions, we subtract an additional charge equal to the daily charge shown on page 3E for each day in the valuation period.

For divisions of a managed separate account which invest directly in portfolio securities the experience factor reflects the investment experience of the division as well as the charges assessed against the division. The factor is calculated as follows:
(1) Take the value of the assets in the division at the end of the preceding valuation period.
(2) Add to (1) any investment income and capital gains, realized or unrealized, credited to the assets during the current valuation period.
(3) Subtract from (2) any capital losses, realized or unrealized, charged against the assets during the current valuation period.
(4) Subtract from (3) any amount charged against the division for any taxes.
(5) Divide (4) by the value of the assets in the division at the end of the preceding valuation period.
(6) Subtract from (5) a daily charge for operating expenses actually incurred.
(7) Subtract from (6) the daily charge for investment advice for each day in the valuation period as shown on page 3B.
(8) Subtract from (7) the daily charge for mortality and expense risks for each day in the valuation period as shown on page 3E.

Calculations for divisions investing in mutual fund portfolios are made on a per share basis. Calculations for divisions investing in unit investment trusts are on a per unit basis.

--------------------------------------------------------------------
Net Rate of Return for a Separate Account Division
The net rate of return for a separate account division during a valuation period is the experience factor for that valuation period minus one.

Net Rate of Return for a General Account Division
The net rate of return for a general account division during a valuation period is the rate for the number of days in the valuation period equivalent to the effective annual rate declared for that division.

Charges Deducted from Accumulation Value on each Contract Processing
Date

Expense charges, including administrative and other fees, and the recovery of any deferred contract loading, are shown on page 3E.

Charge Deduction Division Option
We will deduct all charges against the accumulation value of this contract from the Charge Deduction Division if you elected this option on the application (see page 3E). We will deduct these charges proportionately from all of the divisions in which you are invested if you did not elect this option or if the charges are greater than the amount in the Charge Deduction Division.

You may at any time while this contract is in effect change your election of this option. To do this you must send us a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive your request.

                       Your Contract Benefits
--------------------------------------------------------------------
While this contract is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

Cash Value Benefit

Cash Surrender Value
The cash surrender value, while the annuitant is living and before the annuity commencement date, is determined as follows:
(1)  We take the contract's accumulation value;
(2)  We deduct any unrecovered deferred contract loading;
(3) We deduct any charges shown on page 3E that have been incurred but not yet deducted, including:
     (a) any first year administrative fee that has not yet been deducted;
     (b) any quarterly administrative fee to be deducted on the next contract processing date;
     (c)  the pro rata part of any guaranteed death benefit charge;
          and,
     (d) the pro rata part of any charges for optional benefit riders.

Cancelling to Receive the Cash Surrender Value
You may, at any time while the annuitant is living and before the annuity commencement date, surrender this contract to us. To do this, you must return this contract with a signed request for cancellation to our Customer Service Center.

The cash surrender value will vary daily. We will determine the cash surrender value as of the date we receive the contract and your signed request in our Customer Service Center. All benefits under this contract will then end.

We will usually pay the cash surrender value within seven days. But we may delay payment as described in the Payments We may Defer provision.

Partial Withdrawal Option

After the first contract anniversary, you may make a partial withdrawal once in each contract year. The minimum amount that may be withdrawn is shown on page 3D. The maximum amount that may be withdrawn is determined by multiplying the cash surrender value by the maximum withdrawal percentage factor shown on page 3D. Any withdrawal you make will not be treated as premium only for the purposes of calculating the deferred charges against the accumulation value. To take a partial withdrawal, you must provide us with satisfactory notice at our Customer Service Center.

Proceeds Payable to the Beneficiary          See Endorsement

Prior to the Annuity Commencement Date
If either the annuitant (when there is no contingent annuitant) or owner dies prior to the annuity commencement date we will pay the beneficiary the greater of either the accumulation value or guaranteed death benefit. We will pay the amount on receipt of due proof of the annuitant's or owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the annuity options (see Choosing an Income Plan).

How to Claim Payments to Beneficiary
We must receive proof of the annuitant's or owner's death before we will make any payments to the beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The beneficiary should contact our Customer Service Center for instructions.

--------------------------------------------------------------------
Guaranteed Death Benefit
On the contract date the guaranteed death benefit is equal to the premium paid. On subsequent valuation dates, the guaranteed death benefit is calculated as follows:
(1)  take the guaranteed death benefit from the prior valuation date;
(2) calculate interest on (1) for the current valuation period at the Guaranteed Death Benefit Interest Rate shown on page 3D;
(3)  add (1) and (2);
(4) add any additional premiums paid during the current valuation period to (3);
(5) subtract any partial withdrawals made during the current valuation period from (4);
(6) subtract any charges made during the current valuation period for optional benefit riders from (5).
If (6) is greater than the Maximum Guaranteed Death Benefit described on page 3D, we will pay the Maximum Guaranteed Death Benefit.

                       Choosing an Income Plan
--------------------------------------------------------------------
Annuity Benefits

If the annuitant and owner are living on the annuity commencement date, we will begin making payments to the annuitant. We will make these payments under the annuity option (or options) as chosen in the application or as subsequently selected. You may choose or change an annuity option by making a written request at least 30 days prior to the annuity commencement date. Unless you have chosen otherwise, Option 2 on a 10 year period certain basis will become effective.
The amount of the payments will be determined by applying the accumulation value on the annuity commencement date in accordance with the Annuity Options section below (See Payments We May Defer). Before we pay any annuity benefits, we require the return of this contract. If this contract has been lost, we require the applicable lost contract form.

Annuity Commencement Date Selection

You select the Annuity Commencement Date. You may select any date following the third contract anniversary but before the required date of annuity commencement as shown on page 3D. If you do not select a date, the annuity commencement date will be in the month following the required date of annuity commencement.

Frequency Selection

You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice from you, the payments will be made monthly.

The Income Plan

While this contract is in effect and before the annuity commencement date, you may choose one or more annuity options for the payment of death benefit proceeds. If, at the time of the annuitant's or owner's death, no option has been chosen for paying death benefit proceeds, the beneficiary may choose an option within one year. You may also elect an annuity option on surrender of the contract for its cash surrender value. For each option we will issue a separate written agreement putting the option into effect.

Our approval is needed for any option where:
(1) the person named to receive payment is other than the owner or beneficiary; or
(2)  the person named is not a natural person, such as a corporation;
     or
(3) any income payment would be less than the minimum annuity income payment shown on page 3D.

The Annuity Options

There are four options to choose from.  They are:

Option 1.  Income for a Fixed Period
Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the Income For
Fixed Period amount shown on page 3F. Values for annual, semiannual or quarterly payments are available on request.

Option 2.  Income for Life
Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death.

We guarantee each payment will be at least the amount shown in the Income for Life Table on page 3F. By age we mean the named person's age on his or her last birthday before the option's effective date. Amounts for ages not shown are available on request.

                 Choosing an Income Plan (continued)
--------------------------------------------------------------------
Option 3.  Joint Life Income
This option is available if there are two persons named to receive payments. At least one of the persons named must be either the owner or beneficiary of this contract. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. The monthly payment amounts are available upon request.

Option 4.  Annuity Plan
An amount can be used to buy any single premium annuity we offer on the option's effective date.

Payment when Named Person Dies

When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:
(1) For options 1, 2, or any remaining guaranteed payments, payments will be continued. Under options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is 3.00% for option 1 and 3.50% for option 2. We will however, base the discount interest rate on the interest rate used to calculate the payments for options 1 and 2 if such payments were not based on the tables in this contract.
(2) For option 3, no amounts are payable after both named persons have died.
(4) For option 4, the annuity agreement will state the amount due, if any.

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                     Other Important Information
--------------------------------------------------------------------
Sending Notice to Us

Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your contract number in all correspondence.

Reports to Owner

We will send you a report within 31 days of each contract quarter. The report will show the accumulation value and the cash surrender value as of the end of the contract processing period. The report will also show the allocation of the accumulation value as of such date and the amounts deducted from or added to the accumulation value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this contract is delivered.

We will also send you copies of any shareholder reports of the portfolios in which the divisions of the separate accounts invest, as well as any other reports, notices or documents required by law to be furnished to contract owners.

Assignment - Using this Contract as Collateral Security

You can assign this contract as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any beneficiary's rights are subject to the terms of the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

Changing this Contract

This contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

Contract Changes - Applicable Tax Law

We reserve the right to make changes in this contract or its riders to the extent we deem it necessary to continue to qualify this contract as an annuity. Any such changes will apply uniformly to all contracts that are affected. You will be given advance written notice of such changes.

Misstatement of Age or Sex

If an age or sex has been misstated in the application, the amounts payable or benefits provided by this contract shall be those that the premium payment made would have bought at the correct age or sex .

Non-Participating

This contract does not participate in the divisible surplus of Golden American Life Insurance Company.

--------------------------------------------------------------------
Payments We may Defer

We may not be able to determine the value of the assets of the separate account divisions because:
(1)  The NYSE is closed for trading;
(2)  the SEC determines that a state of emergency exists; or
(3) an order or pronouncement of the SEC permits a delay for the protection of contract owners.
(4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

During such times, as to amounts allocated to the divisions of the separate account, we may delay:
(1)  determination and payment of the cash surrender value;
(2) determination and payment of any death benefit if death occurs before the annuity commencement date;
(3)  allocation changes of the accumulation value; or,
(4)  application of the accumulation value under an income plan.

As to amounts allocated to a general account division, we may, at any time, defer payment of the cash surrender value for up to six months after we receive a request for it. We will allow interest of at least 4.00% a year on any cash surrender value payment derived from the general account divisions that we defer 30 days or more.

Authority to Make Agreements

All agreements made by us must be signed by our president or a vice president and by our secretary or an assistant secretary. No other person, including an insurance agent or broker, can:
(1)  change any of this contract's terms;
(2)  extend the time for premium payments; or
(3)  make any agreement binding on us.

Required Note on Our Computations

We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this contract is delivered. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit rider will not increase these values unless otherwise stated in that rider.
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Deferred Variable Annuity Contract - No Dividends
--------------------------------------------------------------------
Variable cash surrender values while the annuitant and owner are living and prior to the annuity commencement date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial withdrawal option. Non-participating. Investment results reflected in values.